PAGE 1

                                                            Tultex Corporation
                                                            P.O. Box 5191
                                                            Martinsville, VA
                                                            24115
                                                            703-632-2961

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tultex Corporation to be held on Thursday, May 19, 1994 at 10:00 a.m. at our Customer Service Center in Martinsville, Virginia. Your Board of Directors and management look forward to greeting you personally and discussing the affairs of our Company.

At the meeting we are asking that you (1) elect a Board of Directors, (2) approve certain amendments to the 1990 Stock Option Plan described in the accompanying proxy statement, and (3) ratify the appointment of Price Waterhouse as auditors.

THE DIRECTORS BELIEVE THESE PROPOSALS ARE IN THE BEST INTEREST OF ALL OF THE COMPANY'S STOCKHOLDERS AND UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR EACH OF THEM.

Please send in your proxy card as soon as possible. Thank you for your continued interest and support.

Sincerely,

John M. Franck
Chairman & Chief Executive Officer

April 19, 1994

      PAGE 2

                                                            Tultex Corporation
                                                            P.O. Box 5191
                                                            Martinsville, VA
                                                            24115
                                                            703-632-2961

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tultex Corporation will be held at the Company's Customer Service Center, State Route 174, Martinsville, Virginia, on Thursday, May 19, 1994, at 10:00 a.m. for the following purposes:

1. To elect a Board of Directors, consisting of 10 persons, to serve for the ensuing year;

2. To approve, as one proposal, amendments to the 1990 Stock Option Plan: (1) to authorize the issuance of an additional 500,000 shares of Common Stock upon exercise of options granted under the Plan; (2) to provide that no option may be granted under the Plan after October 27, 2003; and (3) to provide that no Participant may be granted options in any calendar year for more than 50,000 shares of Common Stock.

3. To ratify the Board of Directors' appointment of Price Waterhouse, independent accountants, as auditors for the Company for fiscal 1994; and

4. To transact such other business as may properly come before the meeting.

Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting.

Only holders of Common Stock and Cumulative Convertible Preferred Stock, $7.50 Series B, of record at the close of business on March 14, 1994, will be entitled to notice of and to vote on matters to be acted on at the Annual Meeting.

If you are present at the Annual Meeting, you may vote in person even though you have previously delivered your proxy.

By Order of the Board of Directors

James M. Baker, Secretary

April 19, 1994

      PAGE 1

                                                            Tultex Corporation
                                                            P.O. Box 5191
                                                            Martinsville, VA
                                                            24115
                                                            703-632-2961

PROXY STATEMENT DATED AND MAILED APRIL 19, 1994

GENERAL

Proxies in the form enclosed are solicited by the Board of Directors for the 1994 Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 19, 1994 at the Company's Customer Service Center, State Route 174, Martinsville, Virginia. Any stockholder giving a proxy may revoke it at any time before it is voted by written notice to the Company, P. O. Box 5191, Martinsville, Virginia 24115, Attention: James M. Baker, Corporate Secretary, by the execution of a proxy with a later date, or by voting in person the shares represented by the proxy.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company, but no special compensation will be paid to any regular employees for personal solicitation of proxies. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy material to their beneficial owners.

OWNERSHIP OF EQUITY SECURITIES

On March 14, 1994, the date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote 29,794,698 shares of Common Stock and 150,000 shares of Cumulative Convertible Preferred Stock, $7.50 Series B (the "Series B Preferred Stock"). The Common Stock and the Series B Preferred Stock have one vote per share on all matters, including those to be acted on at the Annual Meeting.

                                                                             1

      PAGE 2

The table below presents certain information as of the Record Date regarding beneficial ownership of shares of Common Stock by all directors and nominees for director, by the Chief Executive Officer and the four next most highly compensated executive officers, by all directors and executive officers as a group and by owners of 5% or more of the Common Stock. The Series B Preferred Stock is owned by Simon Trust Partnership No. 3 (25%), Herbert Simon Trust No. 3 (25%) and L. G. Sale Corporation, Inc., (50%), respectively.

                                                                         SOLE VOTING AND                AGGREGATE
                                                                             INVESTMENT                PERCENTAGE
NAME                                                                          POWER (1)   OTHER (2)         OWNED
Charles W. Davies, Jr..................................................         268,714          142        *
Lathan M. Ewers, Jr....................................................           5,250        1,675        *
John M. Franck.........................................................         737,418      103,638         2.82
William F. Franck......................................................         919,902      175,231         3.68
J. Burness Frith.......................................................         380,000        1,200         1.28
Irving M. Groves, Jr...................................................          43,998       44,386        *
H. Richard Hunnicutt, Jr...............................................          35,000           --        *
Bruce M. Jacobson (3)..................................................           2,000           --        *
Richard M. Simmons, Jr.................................................         176,121          615        *
John M. Tully..........................................................         282,524       81,696         1.22
B. Alvin Ratliff.......................................................          60,196        4,071        *
John J. Smith..........................................................          23,150           47        *
Don P. Shook...........................................................          60,977       18,200        *
Executive officers and directors as a group (17 persons
  including those named above).........................................       3,185,750      440,585        12.01
Sound Shore Management, Inc............................................       1,772,600(4)         --        5.95(4)
  8 Sound Shore Drive
  Greenwich, Connecticut


* Less than 1%

(1) Includes shares that may be acquired by certain of the Company's officers within 60 days under the Company's stock option plans.

(2) Includes shares (a) owned by or with certain relatives; (b) held in various fiduciary capacities; and (c) held by certain corporations.

(3) Mr. Jacobson is the designee of Simon Trust Partnership No. 3, Herbert Simon Trust No. 3, and L. G. Sale Corporation, Inc., which own 37,500 shares, 37,500 shares and 75,000 shares, respectively, of the Series B Preferred Stock which are convertible into an aggregate of 1,496,260 shares (4.90%) of Common Stock.

(4) As of December 31, 1993, as reported in Schedule 13G filed by Sound Shore Management, Inc.

2

      PAGE 3

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. The same persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Company or written representations from certain reporting persons that no annual statements on Form 5 were required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock have been complied with.

ELECTION OF DIRECTORS

Proxies will be voted for the election of the following 10 nominees as directors to serve until the 1995 Annual Meeting of Stockholders. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. All of the nominees are presently members of the Board and were elected by stockholders at last year's Annual Meeting. The Board of Directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies will be voted for such substitute as the Board may designate.

NAME                                                   AGE     DIRECTOR SINCE
Charles W. Davies, Jr................................  45         1990
Lathan M. Ewers, Jr..................................  52         1993
John M. Franck.......................................  41         1984
William F. Franck....................................  76         1950
J. Burness Frith.....................................  78         1978
Irving M. Groves, Jr.................................  65         1978
H. Richard Hunnicutt, Jr.............................  55         1981
Bruce M. Jacobson....................................  44         1992
Richard M. Simmons, Jr...............................  67         1973
John M. Tully........................................  69         1964

CHARLES W. DAVIES, JR. became President and Chief Operating Officer in January 1991, after serving as Executive Vice President since December 1989. From February 1988 through November 1989, he was President and Chief Executive Officer of Signal Apparel Company in Chattanooga, Tennessee. Mr. Davies was President of Little Cotton Manufacturing Company in Wadesboro, North Carolina from March 1986 to February 1988 and was Senior Vice President of Fieldcrest-Cannon in Kannapolis, North Carolina from December 1984 through February 1986.

LATHAN M. EWERS, JR. has been a partner in Hunton & Williams, Richmond, Virginia, counsel to the Company, since 1976.

                                                                             3

      PAGE 4

JOHN M. FRANCK was Vice President of the Company from 1984 until November 1988, at which time he became President and Chief Operating Officer. Effective January 1, 1991, he became Chairman of the Board of Directors and Chief Executive Officer. He is the son of William F. Franck.

WILLIAM F. FRANCK, Chairman Emeritus, retired December 31, 1993. He was Chairman of the Board of Directors of the Company from 1984 to November 1988, and was its Chief Executive Officer from 1952 to November 1988. Mr. Franck is a director of Henry County Plywood Corporation, Martinsville, Virginia, a plywood manufacturer. He is the father of John M. Franck.

J. BURNESS FRITH was Chairman of the Board of Directors of Frith Construction Company, Inc., Martinsville, Virginia, from 1984 to 1993 when he retired and became "Honorary Chairman."

IRVING M. GROVES, JR. is President and Chairman of the Board of Piedmont BankGroup Incorporated, the parent of Piedmont Trust Bank. Mr. Groves was President of Piedmont Trust Bank, Martinsville, Virginia, from 1973 through December 1993, when he retired from that position. Mr. Groves is a director of Piedmont BankGroup Incorporated, Hooker Furniture Corporation, Martinsville, Virginia, a furniture manufacturing firm, and Multitrade Group, Inc., a generator of steam energy.

H. RICHARD HUNNICUTT, JR. was Chairman and Chief Executive Officer of the Company from November 1988 through December 1990 when he retired. He was President and Chief Operating Officer from 1984 to 1988.

BRUCE M. JACOBSON has been a partner in Katz, Sapper & Miller, Indianapolis, Indiana, certified public accountants, since 1977. In connection with the Company's acquisition of Logo 7, Inc. on January 31, 1992 and the issuance of the Series B Preferred Stock, the Company agreed that so long as the previous shareholders of Logo 7 and their affiliates hold at least 3% of the voting securities of the Company (on a fully-diluted basis), the Company has agreed to nominate a designee of such shareholders for election to the Board. Mr. Jacobson is the designee.

RICHARD M. SIMMONS, JR. is the retired Chairman of the Board of Virginia Carolina Freight Lines, Inc., Martinsville, Virginia, a trucking firm. He served as Chairman from 1987 until 1992. He was a consultant to American Furniture Company from 1987 to 1988, and was its President from 1961 to 1987 and its Chairman of the Board from 1974 to 1986. He is a director of Piedmont BankGroup Incorporated and Dibrell Brothers, Inc., Danville, Virginia, tobacco manufacturers.

JOHN M. TULLY was Treasurer of the Company from 1975 until he retired in 1985.

COMMITTEES OF THE BOARD

The only standing committees of the Board of Directors are the Audit Committee, the Nominating Committee and the Executive Compensation Committee. The AUDIT COMMITTEE reviews with management and the Company's auditors the scope of the annual audit, the results of the audit and the Company's internal accounting and control systems. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board (subject to stockholder ratification) and reviews the auditors' services to the Company and their fees. The NOMINATING COMMITTEE reviews the qualifications of possible candidates recommended by stockholders, provided that stockholder recommendations are submitted in

4

      PAGE 5

writing addressed to the Secretary of the Company, are accompanied by statements signed by the recommended candidates of their willingness to serve, if elected, and are received not later than 120 days before the date that proxy material is mailed to stockholders for the annual meeting of stockholders at which the recommended candidates, if approved by the Nominating Committee and the incumbent Board of Directors, would be nominated by the Board for election by the stockholders. The EXECUTIVE COMPENSATION COMMITTEE administers the Company's stock option plans and other incentive programs, approves or recommends to the Board changes in compensation for the Chief Executive Officer and Chief Operating Officer and approves all Company employee benefit programs.

The members of Committees of the Board are:

AUDIT COMMITTEE -- Irving M. Groves, Jr., J. Burness Frith and John M. Tully

NOMINATING COMMITTEE -- H. Richard Hunnicutt, Jr., Lathan M. Ewers, Jr. and John M. Franck

EXECUTIVE  COMPENSATION COMMITTEE -- Bruce M. Jacobson and Richard M. Simmons,
Jr.

The Board of Directors held five meetings during the fiscal year ended January 1, 1994. The Audit Committee of the Board held two meetings during the year, the Executive Compensation Committee held five fully attended meetings, and the Nominating Committee held one fully attended meeting. During the fiscal year ended January 1, 1994, each director attended more than 75% of the meetings of the Board and of any committee on which he serves, except Mr. Groves who attended three of the five Board meetings and one of the two Audit Committee meetings held during the year.

COMPENSATION OF DIRECTORS

Directors of the Company who are not full-time employees are paid a fee of $2,500 for each fiscal quarter. In addition to this they are paid $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended which does not fall on a Board meeting day. They are paid $500 for each Committee meeting attended that falls on the same day as a regularly scheduled Board meeting.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

JOHN M. FRANCK, Chairman of the Tultex Board, is a director of Piedmont Trust Bank and serves on the Bank Board's Asset/Liability Management, Audit/Code of Conduct, and Corporate Benefit and Compensation committees. IRVING M. GROVES, JR., a director of Tultex, was President and a director of Piedmont Trust Bank until retiring at the end of December 1993. Mr. Groves continues to serve as President, CEO and Chairman of the Board of Piedmont BankGroup, Incorporated, which is the parent of Piedmont Trust Bank.

                                                                             5

      PAGE 6

EXECUTIVE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

This report by the Executive Compensation Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.

Two outside directors comprise the Executive Compensation Committee of the Board of Directors. Neither of these outside directors serves on the board of the other committee member's company or organization and none of the executive officers of Tultex serve on the board of any committee member's organization. The Committee has access to outside consultants and counsel.

The Committee oversees three elements of executive compensation: base pay or salary, annual performance bonus, and long-term compensation, which consists of a stock option plan approved by shareholders. The Committee seeks to provide a competitive compensation package that enables the Company to attract and retain key executives, to integrate pay programs with the business objectives of the Company, and to link individual executive compensation with the Company's performance. The Committee surveys other comparable companies and believes that Tultex's current executive compensation generally is in line with comparable companies.

BASE PAY. The salary paid to the Company's executives is targeted to be competitive with related industry companies of similar size, taking into account the experience of individual officers. In general, the Committee attempts to fix base salaries at lower levels to emphasize result-oriented factors reflected in a bonus potential and the value of stock options. The Committee reviews salaries and pay ranges for the named executives, and salaries may be increased based on the Committee's assessment of an individual's performance and contributions to Tultex's goals. All of the Company's executive employees were eligible for 1993 base pay increases, but the Committee recommended, and the Board agreed, not to increase the base pay for four of the five named executives. Effective August 1, 1993, the annual salary of Charles W. Davies, Jr. was raised from $240,000 to $275,000, but in connection with a general salary freeze imposed by Mr. Davies as Chief Operating Officer, two months later Mr. Davies reduced his salary to its prior level, with the Committee's concurrence. The Committee and Board's decisions for 1993 compensation were based on the Company's modest performance in 1992 and the decrease in the Company's stock price from 1992 to 1993 reflected on the stock performance graph in this Proxy Statement.

BONUS. The Board has approved and the Committee administers an annual incentive bonus plan by which the Company's senior executives may earn cash bonus awards based on corporate financial performance. The threshold at which bonus awards are made is annual per share earnings of $0.69 for a minimum bonus and $1.13 per share for a full bonus. The bonus pool comprises 98 shares, with seven officers holding shares ranging from 10 shares (three officers) to 24 shares (one officer). If the performance criterion for a full bonus had been achieved, bonus awards totalling approximately $975,000 would have been paid to the Company's five most senior executive officers in 1993. Since the Company did not earn $0.69 per share in 1993, no payments were made under the bonus plan.

LONG-TERM INCENTIVE. The Company's only method of awarding long-term compensation is its incentive stock option plan, approved by shareholders. Nine officers are eligible to receive grants under the stock option plan, including the five named executive officers. Grants under the plan normally extend for 10

6

      PAGE 7

years, cannot be exercised until one year after the date of grant, are priced at fair market value on the date of grant, and are intended to provide incentive for future performance rather than reward past performance. Together with base pay and bonuses, the Committee reviews material for comparable companies in determining grants to be made to the named executive officers. In 1993, the Committee granted Mr. Davies, the Chief Operating Officer, an option to purchase 150,000 shares (53.6% of options granted in 1993) in recognition of his importance to the future performance of the Company and the need to provide him incentives for carrying out his key role at Tultex.

1993 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. John M. Franck is eligible to participate in the same executive compensation plans as the other named executives. The Committee's approach to setting Mr. Franck's target annual compensation is to set a compensation level commensurate with his responsibilities and the objectives of his position that will be competitive with other textile and apparel companies of comparable size. In setting Mr. Franck's base salary, the Committee has compared his salary to the salaries of other chief executive officers in the Company's peer group, including those included in the performance graph, and in 1993 determined not to increase his salary. Mr. Franck did not receive a bonus in 1993, but was granted options to purchase 15,000 shares, 5.4% of options awarded in 1993.

EXECUTIVE COMPENSATION COMMITTEE
Bruce M. Jacobson
Richard M. Simmons, Jr.

Dated: April 19, 1994

                                                                             7

      PAGE 8

EXECUTIVE COMPENSATION

The following table presents information relating to total compensation of the Chief Executive Officer and the four next most highly compensated executive officers of the Company during the fiscal year ended January 1, 1994.

                          SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION                                                                     LONG TERM
                                                                                        COMPENSATION
                                                                   OTHER ANNUAL          AWARDS
NAME AND                                                           COMPENSATION          OPTIONS        ALL OTHER
PRINCIPAL POSITION               YEAR       SALARY       BONUS               (1)        (SHARES)    COMPENSATION (2)
John M. Franck                        1993  $   240,000     --         $  --               15,000        $  --
Chairman and Chief                    1992      240,000     --            --                    0           --
Executive Officer                     1991      240,000     --               435                0           --
Charles W. Davies, Jr.                1993      245,834     --            --              165,000           --
President and                         1992      240,000     --            --               15,000           --
Chief Operating Officer               1991      240,000     --               435           15,000           --
B. Alvin Ratliff                      1993      172,800     --            --               23,000           --
Vice President of                     1992      172,800     --            --               15,000           --
Operations                            1991      172,800     --             1,580                0           --
John J. Smith                         1993      146,400     --             1,860            8,000           --
Vice President of                     1992      146,400     --             1,595           15,000           --
Customer Service                      1991      146,400     --             1,595                0           --
Don P. Shook                          1993      144,000     --            --               18,000              936
Vice President of                     1992      144,000     --            --               15,000              288
Finance                               1991      144,000     --             1,740                0              288



(1) Country club dues and fees.

(2) Payment of excess life insurance premium.

8

      PAGE 9

The following tables present information concerning stock options granted to the Chief Executive Officer and the four next most highly compensated executive officers of the Company and exercises of options by such persons.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL
INDIVIDUAL GRANTS                                                                         REALIZABLE VALUE AT
                                             % OF TOTAL                                   ASSUMED ANNUAL
                                                OPTIONS                                   RATES OF STOCK PRICE
                              OPTIONS        GRANTED TO                                   APPRECIATION
                              GRANTED        EMPLOYEES IN   EXERCISE OR     EXPIRATION    FOR OPTION TERM
NAME                          (SHARES)       FISCAL YEAR    BASE PRICE            DATE    5%           10%
John M. Franck..............   15,000               5.4%     $    6.88        12/08/98    $    28,512  $      63,005
Charles W. Davies, Jr.......      15,000}          58.9           9.13        01/28/98         37,837         83,609
                                 150,000 (1)                      8.63        07/22/03        814,104      2,063,100
B. Alvin Ratliff............       8,000}           8.2           8.00        10/28/98         17,682         39,073
                                  15,000}                         6.88        12/08/98         28,512         63,005
John J. Smith...............       8,000            2.9           8.00        10/28/98         17,682         39,073
Don P. Shook................       8,000}           6.4           8.00        10/28/98         17,682         39,073
                                  10,000}                         6.88        12/08/98         19,008         42,003


(1) Options for 50,000 shares become exercisable commencing July 22, 1996, 1997 and 1998, respectively.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUE

                                                                 NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                 OPTIONS AT FY-END (SHARES)   IN-THE-MONEY OPTIONS AT
                                                                                              FY-END (2)
                               SHARES ACQUIRED    VALUE
            NAME                 ON EXERCISE      REALIZED (1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
John M. Franck...............         --           $   --          15,000           --         $  105,000          --
Charles W. Davies, Jr........         --               --          80,000           150,000        --              --
B. Alvin Ratliff.............         15,000           18,500      33,000             5,000       105,000          --
John J. Smith................         30,000           48,600      18,000             5,000        --              --
Don P. Shook.................         20,000           39,900      28,000             5,000        70,000          --



(1) Calculated based on the difference between the exercise price and the closing price of Company Common Stock on the New York Stock Exchange on the exercise date.

(2) Calculated based on the difference between the exercise price and $7.00, the closing price of Company Common Stock on the New York Stock Exchange on December 31, 1993.

                                                                             9

      PAGE 10

RETIREMENT PLAN. The Company maintains for the benefit of its eligible employees a defined benefit pension plan qualified under section 401(a) of the Internal Revenue Code. The following table illustrates annual retirement benefits payable under the plan at the indicated Final Average Compensation and Credited Service levels, assuming retirement at age 65 in 1994:

                              PENSION PLAN TABLE

                                           ANNUAL RETIREMENT BENEFITS PAYABLE FOR CREDITED
                                           SERVICE OF

FINAL AVERAGE EARNINGS                     10 YEARS    20 YEARS    30 YEARS     40 YEARS
$100,000.................................  $   10,560  $   21,120  $    31,680  $    36,680
 150,000.................................      16,560      33,120       49,680       57,180
 200,000.................................      22,560      45,120       67,680       77,680
 250,000.................................      28,560      57,120       85,680       98,180
 300,000.................................      34,560      69,120      103,680      118,680



Benefits are paid to plan participants based on their final average compensation (as limited according to federal tax laws), years of credited service with the Company, and the amount of covered compensation (as determined by Social Security). Benefits under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts. Under current federal tax law, in 1994 compensation in excess of $150,000 may not be taken into account for purposes of accruing benefits under the Retirement Plan.

The number of credited years of service for each person named in the Summary Compensation Table are as follows: John M. Franck -- 17 years, Charles W. Davies, Jr. -- 17 years, B. Alvin Ratliff -- 26 years, John J. Smith -- 9 years, and Don P. Shook -- 19 years.

The Company maintains a supplemental benefit plan to provide key management personnel who have satisfied the eligibility requirements with supplemental retirement benefits, including a retirement benefit which, when aggregated with the benefit available under the retirement plan, is equivalent to 50% of their final average earnings for 30 years of service. The eligibility requirements include being 100% vested under the retirement plan. The majority of this benefit will be funded through the retirement plan, with the balance being funded by the Company through a supplemental nonqualified program which is funded through the purchase of life insurance policies on each covered individual. Benefits under the supplemental benefit plan are fully vested after five years of service. The estimated annual benefits under the supplemental benefit plan for each officer named in the Summary Compensation Table are as follows: John M. Franck -- $53,760, Charles W. Davies, Jr. -- $48,384, B. Alvin Ratliff -- $38,707, John J. Smith -- $18,036 and Don
P. Shook -- $22,624.

EMPLOYMENT CONTRACTS AND EMPLOYMENT CONTINUITY AGREEMENTS

The Company has entered into employment continuity agreements with John M. Franck, Charles W. Davies, Jr., B. Alvin Ratliff, John J. Smith, and Don P. Shook, which provide for their continued employment in the event of a change in control of the Company and the payment of compensation and benefits if their employment is terminated following a change in control. The Board of Directors believes that these agreements will enable key employees to conduct the Company's business with less concern for personal economic risk when faced with a possible change in control. The Board believes the agreements also should enhance the Company's ability to attract new key executives as needed.

10

      PAGE 11

The agreements define "change in control" as occurring when a person becomes the owner of 20% or more of the Company's voting securities or when there is a change in a majority of the members of the Board of Directors, direct or indirect, as a result of a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors or a combination of such transactions. Upon a change in control, the Company agrees to continue the employee's employment with responsibilities, compensation and benefits identical to or greater than those prior to the change in control until the earlier of the third anniversary following the change in control or the employee's normal retirement date. If employment is terminated without cause by the Company during this period, or if the employee voluntarily terminates employment within six months after receiving lesser responsibilities, compensation or benefits or after being relocated without his consent, and the employee has made an offer to work that has been rejected by the Company, the Company must pay the employee compensation as follows: (i) three times the employee's annual base salary as of his termination date, (ii) three times the employee's average incentive bonus payable for the two fiscal years prior to the termination date, (iii) cash or property due as a result of exercise of stock options, and (iv) amounts the employee is entitled to receive under the Company's tax-qualified benefit plans and, at the employee's expense, health care coverage under welfare plans. This compensation will be reduced, if necessary, to assure that any payments would not be "excess parachute payments" under the Internal Revenue Code, which imposes significant penalties on payments under such severance agreements which equal or exceed 300% of an employee's average annual compensation during the five most recent taxable years ending prior to a change in control. The Company must pay all legal fees and expenses incurred by the employee in seeking to obtain these benefits. All agreements continue in effect from year to year unless the Company notifies the employee before an anniversary date that the agreement will terminate. The Company has entered into similar agreements with other members of management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Frith Construction Company, Inc., of which J. Burness Frith, a director of the Company, is Honorary Chairman, a director and a principal stockholder, performed construction work for various manufacturing divisions of the Company during fiscal 1993. The aggregate amount paid to Frith Construction Company, Inc. by the Company for such construction work (at cost plus a fixed percentage of cost) during fiscal 1993 was $427,263.

During fiscal 1993, Piedmont Trust Bank ("Piedmont") performed routine banking services for the Company. John M. Franck and Richard M. Simmons, Jr. are two of the 13 current members of the Board of Directors of Piedmont. Piedmont is a subsidiary of Piedmont BankGroup Incorporated ("BankGroup"). Mr. Simmons and Irving M. Groves, Jr. are two of the 12 current members of the Board of Directors of BankGroup.

Multitrade Group, Inc., of which J. Burness Frith and Irving M. Groves, Jr., directors of the Company, are shareholders and of which Mr. Groves is a director, provided the Company with steam energy in fiscal 1993 for which it was paid $3,989,117.

The  Company believes that  the terms of the  transactions described above are
comparable  to  terms  available   for  similar  transactions  with   entities
unaffiliated with its officers and directors.

Lathan M. Ewers, Jr. is a partner in the law firm of Hunton & Williams, general counsel to the Company.

                                                                            11

      PAGE 12

PERFORMANCE OF COMPANY'S COMMON STOCK

The following graph compares the performance of the Company's Common Stock  to
(1) the Standard & Poor 500 Index and (2) a Peer Group Index for the Company's last five fiscal years. The Company's Peer Group consists of Oneita Industries, Inc., Russell Corporation, Signal Apparel Co., Techknits, Inc. and Tultex Corporation. The graph assumes that $100 was initially invested on December 31, 1988 in the Company's Common Stock and in each index and that all dividends were reinvested.

                           COMPARISON OF FIVE YEAR
                        CUMULATIVE SHAREHOLDER RETURN

                                            1988        1989        1990        1991        1992        1993
Tultex                                      $   100.00  $   125.37  $   104.98  $    92.38  $   120.87  $   100.35
Peer Group                                      100.00      154.29      135.54      199.57      186.00      157.98
S&P 500                                         100.00      131.69      127.60      166.47      179.15      197.21


APPROVAL OF AMENDMENTS TO 1990 STOCK OPTION PLAN

The Company's 1990 Stock Option Plan (the "Plan") was approved by the Company's shareholders at the Company's 1991 annual meeting. The Plan authorized 700,000 shares of Common Stock to be issued pursuant to the exercise of options and provided that no option may be granted under the Plan after October 17, 2000.

12

      PAGE 13

As discussed above in the Executive Compensation Committee's Report on Executive Compensation, the Board of Directors, and the Executive Compensation Committee thereof, believe that stock options are an important component of compensation as a long-term incentive that aligns the interest of key employees with the Company's shareholders. The Company has granted options to purchase substantially all of the 700,000 shares of Common Stock authorized under the Plan. Accordingly, the Board of Directors has approved three amendments to the Plan: (1) to authorize the issuance of an additional 500,000 shares of Common Stock upon exercise of options granted under the Plan; (2) to provide that no option may be granted under the Plan after October 27, 2003; and (3) to provide that no Participant may be granted options in any calendar year for more than 50,000 shares of Common Stock. The Board believes these amendments to the Plan will benefit the Company by assisting it in recruiting and retaining employees with ability and initiative, providing greater incentive for employees of the Company, and associating the interests of employees with those of the Company and its shareholders through opportunities for increased stock ownership. The principal features of the Plan as currently in effect are described below.

The Executive Compensation Committee of the Board of Directors (the "Committee") administers the Plan. The Committee may delegate to an officer of the Company the Committee's authority to administer the Plan. The Committee may not delegate its authority with respect to employees who are subject to the reporting requirements and other limitations of Section 16 of the Securities Exchange Act of 1934, however. The Committee, or its delegate, will select the employees who will be granted stock options ("Participants"). No person may participate in the Plan while he is a member of the Committee.

Options granted under the Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Company at the option price. The option price will be fixed by the Committee at the time the option is granted, but in the case of an ISO, the price cannot be less than the share's fair market value on the date of grant. The option price may be paid in cash, or, if permitted by the terms of the option agreement, with shares of Common Stock or a combination of cash and Common Stock. In addition, if the agreement permits, payment of the option price may be made in installments. In that event, the Company may lend the Participant up to 90% of the option price, payable within five years in annual installments at a minimum rate required to avoid imputed interest or original issue discount under the Internal Revenue Code. Shares purchased with the loan are pledged to the Company until the loan is repaid.

All awards made under the Plan are evidenced by written agreements between the Company and the Participant. The Committee will determine the amounts, times and other terms of awards. No option shall be exercisable after the expiration of 10 years from the date the option was granted. The Committee may, in its discretion, accelerate the time at which any option may be exercised. Currently, there is no limit on the number of options that may be granted to any individual in a year.

Currently, a maximum of 700,000 shares of Common Stock may be issued upon the exercise of options. The Board has approved an additional 500,000 shares for issuance under the Plan. Options for 655,100 shares have been issued. The maximum number of shares will be adjusted, as the Committee determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization, or other similar events. The terms of outstanding awards also may be adjusted by the Committee to reflect such changes.

                                                                            13

      PAGE 14

Currently, no option may be granted pursuant to the Plan after October 17, 2000. The Board of Directors may, without further action by the shareholders, terminate or suspend the Plan in whole or in part. The Board of Directors also may amend the Plan, except that no such amendment may become effective until shareholder approval is obtained if the amendment increases the number of shares of Common Stock that may be issued under the Plan or changes the class of individuals who may be selected to participate in the Plan.

The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option (although the exercise of an ISO may affect a Participant's alternative minimum tax liability). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the share's fair market value and the option price.

The employer (either the Company or a subsidiary) is entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of ISO stock.

The approval of the Plan amendments requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the Annual Meeting. Abstentions and shares held in street name ("Broker Shares") voted as to any matter at the Annual Meeting will be included in determining the number of votes present or represented at the Annual Meeting. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining the number of shares present or represented at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE PLAN DESCRIBED HEREIN.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Price Waterhouse, independent certified public accountants, to examine the financial statements of the Company for the fiscal year ending December 31, 1994. Shareholders will be asked to ratify this appointment at the Annual Meeting. Price Waterhouse has been the Company's independent accountants since 1971.

Representatives of Price Waterhouse are expected to be present at the meeting and will be given an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF PRICE WATERHOUSE AS AUDITORS.

14

      PAGE 15

STOCKHOLDER PROPOSALS

Stockholders having proposals which they desire to present at next year's annual meeting should, if they desire that such proposals be included in the Board of Directors' proxy and proxy statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive offices in Martinsville, Virginia, not later than October 20, 1994. To be so included, all such submissions must comply with the requirements of Rule 14a-8 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the Board of Directors directs the close attention of interested stockholders to that Rule.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter to come before the meeting other than those stated in the notice of the meeting. As to other matters, if any, that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgment of the persons named therein.

We hope that you will be able to attend this meeting in person, but if you cannot be present, please execute the enclosed proxy and return it in the accompanying envelope (no postage required) as promptly as possible. Your stock will be voted in accordance with the instructions you give on the proxy, and in the absence of any such instructions will be voted FOR election of directors, the amendments to the 1990 Stock Option Plan described herein, and ratification of appointment of auditors, as described herein.

James M. Baker
Secretary

Martinsville, Virginia
April 19, 1994

                                                                            15